Exhibit 10.28

FOURTH AMENDMENT TO LEASE AND AGREEMENT

This Fourth Amendment to Lease and Agreement (the “Agreement”) is made and entered into as of October 29, 2004, by and between Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company (“Landlord”), and California Casino Management, Inc., a California corporation (“Tenant”).

A. Landlord and Tenant entered in that certain Amended and Restated Lease dated as of February 14, 2000, as amended by (i) that certain First Amendment to Lease and Agreement dated as of October 1, 2001, (ii) that certain Second Amendment to Lease and Agreement dated as of December 4, 2002, (iii) and that certain Third Amendment to Lease and Agreement, dated as of October 13, 2003, (together, the “Lease”), whereby Tenant leases from Landlord that certain real property in Compton, California upon which Tenant operates the Crystal Park Casino (the “Premises”).

B. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Lease.

2. Term. The Term of this Lease shall commence on January 1, 2005 (the “Commencement Date”) and shall continue midnight on December 31, 2005 unless sooner terminated pursuant to any provision hereof or otherwise amended pursuant to future amendments hereof (the “Term” or the term of this Lease.”).

3. Capital Expenditures. Landlord shall pay for capital expenditures for the Card Club and/or Hotel as may be mutually agreed upon, in each party’s sole discretion.

4. Real Estate Taxes. Tenant shall reimburse Landlord for fifty percent (50%) of any and all real estate taxes and general and special assessment levied against the Premises. Landlord agrees Tenant has no obligation for any and all prior un-reimbursed real estate taxes and general and special assessment levied against the Premises.

5. Landlord’s Right to Audit. Section 4.04 of the Lease shall be replaced in its entirety as follows: “If (i) Landlord elects in its sole and absolute discretion, or (ii) Tenant omits to prepare and deliver promptly any statement, report or financial statements required by the provisions of this Article 4, Landlord shall have the right to make, or cause to be made, an audit of all books and records of Tenant and any Subtenants, including their respective bank accounts which in any way pertain to or show Tenant’s activities, and to prepare, or cause to be prepared, the statement, report or financial statements which Tenant has failed to prepare and deliver; Tenant shall give Landlord and its designated representatives access to such books and records at all reasonable times for purposes of making any such audit and preparing any such statement, report or financial statements. Such audit shall be made and such statements and reports shall be prepared by a person or persons selected by Landlord. The statements or reports so prepared shall be conclusive on

Tenant. Any audit made by Landlord pursuant to this Section 4.04 shall be at Landlord’s expense, except if the audit is made due to Tenant’s omission described in clause (ii) above or Landlord’s audit discloses an inaccuracy of any statement of income or expense of five percent (5%) or more then Tenant shall pay all expenses of the audit and other costs incurred by Landlord in connection therewith. If any such audit shall disclose any willful inaccuracy of Tenant, such inaccuracy shall constitute an incurable breach of this Lease. Landlord’s audit rights shall be in addition to all other rights available to Landlord upon Tenant’s default.”

6. Division of Gambling Control. The terms of this Amendment shall be subject to the approval of the Division of Gambling Control.

7. Relationship to Lease. This Amendment supersedes any inconsistent provisions contained in the Lease. Except as amended hereby, the Lease remains in full force and effect.

8. Further Assurances. Each of the parties hereto shall execute and deliver such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of the Amendment.

9. Counterparts. This Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

LANDLORD		TENANT

Crystal Park Hotel and Casino		California Casino Management, Inc.,
Development Company, LLC,		a California corporation
A California Limited Liability Company

		By:	/s/ Leo Chu
		Its:	President

By:	HP/Compton, Inc.
Its:	Sole Member

By:	/s/ John A. Godfrey
Its:	Secretary